UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

GTSI Corp.

Incorporated in Delaware

Commission File No. 1-34871

I.R.S. Employer Identification No. 54-1248422

2553 Dulles View Drive, #100

Herndon, Virginia 20171-5219

(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2012, GTSI Corp. (the “Company” or “GTSI”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with UNICOM Systems, Inc., a California corporation (the “Parent”), and UNICOM SUB ONE, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will commence a cash tender offer for all the outstanding shares of common stock of the Company, subject to the terms and conditions of the Merger Agreement.

Merger Agreement

Pursuant to the Merger Agreement, the Merger Sub will commence a cash tender offer (the “Offer”) for all the issued and outstanding shares of common stock, $0.005 par value per share, of the Company (the “Company Common Stock”) at a price per share equal to $7.75, subject to applicable Tax withholding, (such amount or any greater amount per share paid pursuant to the Offer, the “Offer Price”). Subject to the terms and conditions of the Merger Agreement, following the consummation of the Offer, Merger Sub shall merge with and into the Company, with the Company surviving the merger as a wholly-owned Subsidiary of Parent (the “Merger”), pursuant to which each outstanding share of Company Common Stock shall be converted into the right to receive the Offer Price, except for certain shares of Company Common Stock to be canceled pursuant to the terms of the Merger Agreement.

The consummation of the Offer is subject to the satisfaction or waiver of certain conditions, including at least a majority of the outstanding shares of Common Stock’s having been validly tendered pursuant to the Offer, the expiration or termination of any applicable waiting periods under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions.

The Merger Agreement also contains an irrevocable option (the “Top-Up Option”) in favor of the Merger Sub to acquire additional Company Common Stock equal to the number of shares of the Company Common Stock that, when added to the number of shares of the Company Common Stock owned by Parent, Merger Sub or any other subsidiary of Parent at the time of exercise of the Top-Up Option, constitutes at least one share of the Company Common Stock more than 90% of the shares of the Company Common Stock that would be outstanding immediately after the issuance of all shares of the Company Common Stock to be issued upon exercise of the Top-Up Option. The number of shares issuable upon exercise of the Top-Up Option, together with the Company’s issued and outstanding shares of Company Common Stock, cannot exceed the Company’s total authorized shares of Company Common Stock. If the Merger Sub acquires at least 90% of the outstanding shares of Common Stock, including through the exercise of the Top-Up Option, the Merger is expected to be completed through the “short form” procedures under Delaware law.

Under the Merger Agreement, the Company retains the right to solicit inquiries or competing proposals for its Common Stock or assets for thirty (30) days from the date of the execution of the Merger Agreement (the “Go-Shop Period”). After the expiration of the Go-Shop Period, the Company may not solicit other acquisition proposals or enter into discussions or negotiations with respect to such acquisition proposals, except with respect to qualified proposals made during the Go-Shop Period or unsolicited proposals that the Company’s Board of Directors (the “Company Board”) determines are, or are reasonably likely, to lead to an acquisition proposal superior to the transaction contemplated by the Merger Agreement. The Company and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of the fiduciary duties of the Company Board.

The Merger Agreement includes customary termination provisions whereby the Company will pay the Merger Sub a termination fee if (i) prior to the consummation of the Offer, Parent terminates the Merger Agreement because the Company Board changes its recommendation with respect to the Merger, accepts an alternate acquisition proposal or fails to reconfirm its recommendation of the Merger upon request by the Parent, or (ii) the Company or the Parent terminates the Merger Agreement because the Company Board determines to accept a Superior Proposal. The termination fee will be $1,500,000 if the Merger Agreement is terminated by the Company in connection with an acquisition proposal made by a bidder who makes a qualified offer during the Go-Shop Period, and $3,000,000 in all other circumstances.

The Merger Agreement includes customary representations, warranties and covenants by the parties. The Company has agreed, among other things, to operate its business in the ordinary course until the Offer is consummated.

Concurrently with the execution and delivery of the Merger Agreement, two directors of the Company who are also stockholders of the Company have entered into tender agreements with Parent with respect to the Offer and the Merger (the “Tender Agreements”). Promptly following the execution of the Merger Agreement, the Company will provide tender agreements, substantially in the form of the Tender Agreements, to up to ten additional Company stockholders, and the Company, Parent and Merger Sub will request that such stockholders execute such tender agreements. The failure to obtain such tender agreements following the signing would not affect Merger Sub’s obligation to make the Offer or complete the Merger.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties made to and solely for the benefit of each other. The assertions embodied in the representations and warranties in the Merger Agreement are qualified by information contained in the disclosure schedules that the Company delivered in connection with signing the Merger Agreement. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information

The tender offer for the outstanding shares of GTSI has not yet commenced. This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of GTSI. At the time the tender offer is commenced, UNICOM will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and GTSI will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Investors and GTSI stockholders are strongly advised to carefully read the tender offer statement (including the offer to purchase, the letter of transmittal and the related tender offer documents) and the related solicitation/recommendation statement when they become available, as they will contain important information, including the various terms of, and conditions to, the tender offer. Such materials, when prepared and ready for release, will be made available to GTSI’s stockholders at no expense to them. In addition, at such time GTSI stockholders will be able to obtain these documents for free from the Securities and Exchange Commission’s website at www.sec.gov.

Forward-Looking Statements.

Except for historical information, all of the statements, expectations, beliefs and assumptions contained in this Current Report on Form 8-K foregoing are “forward-looking statements” that involve a number of risks and uncertainties. It is possible that the assumptions made by management, including, but not limited to, including, but not limited to the following: uncertainties as to the timing of the tender offer and the merger; uncertainties as to how many of GTSI’s stockholders will tender their shares in the tender offer; the risk that competing offers will be made and that GTSI will enter into an alternative transaction; the possibility that various closing conditions for the transaction may not be satisfied or waived, including regulatory approvals. In addition to the above factors, other important factors that could cause actual events and results to differ materially are discussed in the Company’s most recent annual report on Form 10–K and included from time to time in other documents filed by the Company with the Securities and Exchange Commission. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements speak only as of the date hereof and GTSI undertakes no obligation to update such forward-looking statements in the future except as required by law.

Item 8.01 Other Events

On May 7, 2012, GTSI issued a press release announcing the execution of the Merger Agreement. The press release is furnished with this Current Report as Exhibit 99.1.

The information provided in Item 8.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated May 7, 2012, by and among UNICOM Systems, Inc., a California corporation (“Parent”), UNICOM SUB ONE, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and GTSI Corp.*

99.1	Stockholder Tender Agreement, dated May 7, 2012, by and among UNICOM Systems, Inc., a California corporation, UNICOM SUB, a Delaware corporation and a wholly owned subsidiary of Parent and the stockholders of GTSI Corp., a Delaware corporation listed on the signature pages.

99.2	Press Release issued by GTSI Corp., dated May 7, 2012 announcing the execution of the Agreement and Plan of Merger and intent to initiate a cash tender offer for acquisition of GTSI by UNICOM Systems, Inc.**

*	The registrant has omitted certain schedules to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The list of schedules omitted is included with such agreement. The registrant shall supplementary furnish a copy of any of the omitted schedules to the Securities and Exchange Commission upon request.
**	This Exhibit is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, this Exhibit will not be incorporated by reference into any other filing made by the Company with the Securities and Exchange Commission unless specifically identified therein as being incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By:	/s/ Peter Whitfield
Peter Whitfield
Chief Financial Officer

Date: May 7, 2012